Exhibit 10.16

Amendment to RXi Pharmaceuticals Corporation 2012 Incentive Plan

The reference in section 4(a) of the RXi Pharmaceuticals Corporation 2012 Incentive Plan (the “Plan”) to the maximum number of shares of “Stock” (as defined) that may be delivered in satisfaction of “Awards” (as defined) under the Plan shall be 150,000,000 shares. All related Plan information shall also be amended accordingly.